Exhibit 99.1

Entrepreneur Universe Bright Group Reports Full Year 2025 Financial Results

XI’AN, China, March 31, 2026 /PRNewswire/ -- Entrepreneur Universe Bright Group (“EUBG” or the “Company”), a Nevada corporation, reported its audited financial results for the year ended December 31, 2025.

Full Year 2025 Financial Highlights

- Revenue: $5,682,985 for fiscal year 2025, representing a 7.7% increase compared to approximately $5,274,495 for fiscal year 2024.

- Net Income: $1,905,145 for fiscal year 2025, representing a 28.1% increase from $1,487,630 for fiscal year 2024.

- Total Comprehensive Income: $2,031,627 for fiscal year 2025, compared to $1,489,302 in the prior year.

- Cash Position: Cash and cash equivalents were approximately $11.01 million as of December 31, 2025.

Business Overview

EUBG provides digital marketing consultancy services through its wholly-owned PRC subsidiary. The Company focuses on delivering marketing consulting and related services to enterprises in China, supporting brand development and customer acquisition through online and integrated service solutions.

Strategic Outlook

EUBG continues to focus on enhancing its core consulting capabilities while improving operational efficiency and service quality. The Company is also actively evaluating strategic opportunities to expand its business scope, including potential initiatives in fintech and related service areas.

In addition, on February 25, 2026, the Company effected a 1-for-10 reverse stock split, further aligning its capital structure with long-term strategic objectives.

Management Commentary

Mr. Guolin Tao, CEO of EUBG, stated:

“Our performance in 2025 reflects steady growth in our core business and continued improvements in operational efficiency.

We remain committed to optimizing our service offerings and strengthening our market position through disciplined execution and strategic expansion initiatives.

Looking ahead, we will continue to enhance our consulting capabilities while exploring new growth opportunities to support sustainable long-term development.”

About Entrepreneur Universe Bright Group

Entrepreneur Universe Bright Group is a Nevada holding company that conducts its operations through its wholly-owned subsidiaries in Hong Kong and mainland China. The Company primarily engages in consulting, sourcing, and marketing services in China with support from its Hong Kong subsidiary.

For more information, please visit: www.eubggroup.com

Investor Relations Contact

Company Name: Entrepreneur Universe Bright Group

Phone: +86-029-86100263

Website: www.eubggroup.com

Safe Harbor Statement

This press release contains projections and “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 related to the Company’s business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are not historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; future business development; financial condition and results of operations; product and service demand and acceptance; competition and pricing pressures; changes in technology; government regulations; fluctuations in economic and business conditions in China; and assumptions underlying or related to any of the foregoing and other risks contained in the Company’s filings with the SEC. Investors are cautioned not to place undue reliance on any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.